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                                                                      EXHIBIT 10


[WELLS FARGO LETTERHEAD]

April 24, 2000


Joe Stasney
Young America Corporation
717 Faxon Road
Young America, MN 55397


RE:  Waiver of Default

Dear Joe,

Norwest Bank Minnesota, National Association (the "Bank") and Young America Corporation (the "Borrower") are parties to a certain Credit Agreement dated April 7, 1998 (the "Agreement") as amended.

Section 5.10 of the Agreement states that the Borrower will maintain a Current Ratio at not less than 1.10 to 1.00 for the Covenant Computation Date of March 31, 2000. For the Covenant Computation Date of March 31, 2000, the Borrower's Current Ratio was 1.08 to 1.00, thereby creating an Event of Default under the Agreement.

We hereby waive the violation of Section 5.10 for the period ending March 31, 2000 as noted in the paragraph above. This waiver is unique and specific. The Bank does not waive any other portions of the Agreement, nor do they give up any of the rights and remedies granted to them thereunder.



Very truly yours,

/s/ JEFFREY H. MORSMAN


Jeffrey H. Morsman
Corporate Banking Officer